UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 7.01. Regulation FD Disclosure.

On January 28, 2013, MusclePharm Corporation (the “Registrant”) issued a press release announcing that it held two closings in connection with the offering of up to an aggregate of 1,500,000 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) in a registered direct offering (the “Offering”).  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Registrant makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 8.01. Other Events.

On January 22, 2013 and January 25, 2013, the Registrant entered into separate subscription agreements with certain investors (the “Investors”) in connection with the Offering, pursuant to which the Registrant sold an aggregate of 511,625 shares of Preferred Stock to the Investors for aggregate gross proceeds of approximately $4.1 million, before deducting fees to GVC Capital LLC (the “Placement Agent”) pursuant to the placement agency agreement dated January 16, 2013 (the “Placement Agency Agreement”), between the Registrant and the Placement Agent; and other estimated offering expenses payable by the Registrant, of approximately $400,000. Pursuant to the Certificate of Designation of the Series D Convertible Preferred Stock filed with the Nevada Secretary of State on January 11, 2013 (the “Certificate of Designation”), each share of Preferred Stock is convertible into two shares of common stock, subject to adjustment.

The Registrant intends to use the proceeds from the Offering in the following order of priority: (i) $1.0 million for repayment of the bridge loan which was used for working capital (ii) $3.5 million for repayment of outstanding debt, (iii) to pay interest of approximately $0.1 million, (iv) $2.1 million for expected accounts payable; and (v) and the remainder for general corporate purposes.

The shares of Preferred Stock offered pursuant to the Offering and the underlying shares of common stock issuable upon conversion of the shares of Preferred Stock were registered under a registration statement on Form S-1 (Registration No. 333-184625), which the Securities and Exchange Commission (“SEC”) declared effective on January 16, 2013.

The Registrant has also agreed to indemnify the Investors against certain losses resulting from its breach of any of its representations, warranties, covenants under agreements with the Investors.

A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP, relating to the legality of the issuance and sale of the Preferred Shares and common stock issuable upon conversion of the Preferred Shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the specimen of certificate of the Preferred Stock is attached as Exhibit 4.1 hereto The disclosure contained in this Item 8.01 does not purport to be a complete description of the Placement Agency Agreement, the Subscription Agreement and the Certificate of Designation, and is qualified in its entirety in each case by reference to the Placement Agency Agreement, the Subscription Agreement and the Certificate of Designation, which are attached hereto as Exhibits 1.1, 3.1 and 10.1, respectively, and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Registrant’s business. More detailed information about the Registrant and the risk factors that may affect the realization of forward-looking statements is set forth in the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, the Registrant’s Quarter Reports on Form 10-Q and other filings submitted by the Registrant to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Registrant undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description
	1.1	Placement Agency Agreement dated January 16, 2013, between MusclePharm Corporation and GVC Capital LLC (incorporated by reference to Exhibit 1.1 to MusclePharm’s current report on Form 8-K filed on January 24, 2013).

	3.1	Certificate of Designation of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to MusclePharm’s current report on Form 8-K filed on January 17, 2013).

	4.1	Specimen of Certificate for MusclePharm Corporation Series D Convertible Preferred Stock.

	5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

	10.1	Form of Subscription Agreement.

	23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

	99.1	Press Release dated January 28, 2013.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: January 28, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President